Exhibit 99.1

Xtant Medical Announces FDA Clearance of the Aranax™ Cervical Plate

Belgrade, MT (Business Wire) September 9, 2015 – Xtant Medical Holdings, Inc. (OTCQX:BONE), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, X-spine Systems, received FDA clearance of the Aranax™ Cervical Plate.

The Aranax™ System represents the latest generation of anterior cervical fixation with an enhanced locking mechanism, low profile features, increased screw angulation and intuitive instrumentation. Indications for the Aranax implant include fusion on one to four contiguous levels of the cervical spine, through an anterior approach (C1-C7 inclusive). The sterile packaging will reduce facility processing costs for hospitals and improve procedure planning. Aranax project team member, neurosurgeon Dr. Brandon Scott stated, "The pre-packaged sterile implants and streamlined instrumentation are both beneficial and convenient. This translates to a direct cost savings for facilities while maintaining continuity of care for patients."

According to the 2015 iData report, approximately 220,000 cervical plating procedures were performed in 2014 in the United States, and the total addressable market for Aranax exceeds $160M in the US. This system will release to a limited list of surgeons in the fourth quarter of 2015, with a full launch following in early 2016.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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